SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2006

                         TII NETWORK TECHNOLOGIES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                                    --------
                            (State of Incorporation)

               1-8048                             66-0328885
               ------                             ----------
        (Commission File No.)          (IRS Employer Identification No.)



                   1385 Akron Street, Copiague, New York 11726
                   -------------------------------------------
               Address of Principal Executive Offices) (Zip Code)


                                 (631) 789-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

         On April 18, 2006, the Company and Timothy J. Roach entered into a Third Amended and Restated Employment Agreement ("Employment Agreement"), which replaced an Amended and Restated Employment Agreement dated May 17, 2005. The following summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

         The Employment Agreement now provides for Mr. Roach to continue to serve as the Company's President and Chief Executive Officer for a term ending June 30, 2008, with automatic one year extensions unless the Company gives notice of termination of Mr. Roach's employment at least three months prior to the then scheduled termination date. Alternatively, the Company may elect to terminate the Employment Agreement and retain the services of Mr. Roach as an employee on an "at will" basis by offering him a severance agreement of the type entered into by the Company with certain executive officers and described in the Company's Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005 (which description is incorporated herein by reference), but with a twelve, rather than six, month severance period. Mr. Roach may, at that time, elect to terminate his employment, accept the Company's alternative offer, if extended to him, or, in lieu of an extension of his Employment Agreement, elect to become an "at will" employee under such severance agreement.

         Under the Employment Agreement, Mr. Roach is entitled to an annual salary of $300,000 per year (unchanged from the prior agreement), subject to increases and bonuses at the discretion of the Board of Directors or Compensation or other authorized Committee of the Board. The Company also is to continue to maintain the medical, dental and disability insurance provided to Mr. Roach at levels and terms no less favorable than in effect on April 18, 2006. In addition to group life insurance under Company programs that Mr. Roach is eligible to participate in, the Company is also to pay the premiums of up to $24,000 per annum on one or more life insurance policies that Mr. Roach may elect to acquire, with Mr. Roach to be the owner of, and to have the right to designate beneficiaries of, such policies.

         If Mr. Roach's employment is terminated by the Company for any reason, other than death, disability or for cause, or if Mr. Roach terminates his employment for good reason (in general, an adverse change in his powers, duties or position, a reduction of his salary or benefits, or certain changes in the location where his duties are to be performed), as a result of a breach of the Employment Agreement by the Company which remains uncured for ten days after notice, or within one year after a "change in control" (as defined) of the Company if Mr. Roach reasonably determines that the change in control has caused him to be unable to effectively carry out the authorities, powers, functions or duties attendant to his position immediately prior to the change in control and such situation is not remedied within thirty days after notice, Mr. Roach will be entitled to receive, in general, his compensation and benefits until the then scheduled end of the term of his Employment Agreement, his bonus for the year in which termination occurs on a pro rated basis in the case of such termination by the Company and, as severance, a lump sum in an amount equal to the sum (two times the sum in the case of termination as a result of a change in control in the circumstances described above) of his annual salary in effect immediately prior to his cessation of employment (or, if greater, his highest annual salary rate in effect at any time during the year preceding the date of such termination) and all bonuses paid or payable in respect of the Company's most recent fiscal year ended prior to the date of such termination (or, if greater, the bonus paid in respect of the Company's then current fiscal year or the immediately preceding fiscal year). In addition, during the one year period following the date of such termination, Mr. Roach would continue to receive the benefits provided for in his Employment Agreement and any additional benefits that may be provided to executive officers or their dependents during such period in accordance with the Company's policies and practices, and, assuming that his employment had been terminated by the Company other than for cause or by Mr. Roach for good reason or as a result of a change in control in the circumstances described above, any stock options granted to him which had not vested would become vested on the date of such termination and become exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option but for not less than six months. In the event of termination of his employment by reason of his death or disability (as defined), Mr. Roach (or his beneficiaries) will also be entitled to severance equal to one year's annual salary, a continuation of benefits (to him or his beneficiaries) for one year in the case of death or two years in the case of termination by reason of disability and his bonus for the year in which termination occurs on a pro rated basis, and all outstanding options held by Mr. Roach will fully vest and become exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option but for not less than six months.

         Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and, during the term of the agreement and for a Restricted Period (as described below) thereafter, not to directly or indirectly, engage, participate, invest or have an interest in any business that engages in the manufacture and sale of surge protector devices for the telephone industry or any other activity which is competitive with the Company's business as conducted within twelve months preceding the end of the term of his Employment Agreement. The Restricted Period is one year after the date of termination of Mr. Roach's employment in the case of termination due to disability, for cause (as defined) or Mr. Roach's voluntary termination of employment (other than for good reason or as a result of a change in control of the Company in the circumstances described above) or if the term of the Employment Agreement expires and Mr. Roach's elects to terminate his employment after the Company offers an employment alternative provided in the Employment Agreement. If the Company elects to terminate Mr. Roach's employment (other than due to disability or for cause), including at the end of the term of the Employment Agreement, or if Mr. Roach terminates his employment for good reason or as a result of a change in control of the Company under the circumstances described above, the Company may invoke a one year Restricted Period by paying him an amount equal to his annual salary at the rate in effect immediately prior to his termination of employment (or, if greater, his highest salary in effect at any time during the one year period preceding the date of such termination). Except with respect to termination by reason of Mr. Roach's disability, the Company may extend the Restricted Period for a second year by paying Mr. Roach 50% of his annual salary in effect immediately prior to his cessation of employment (or, if greater, 50% of the highest annual salary rate in effect at any time during the one-year period preceding the date of termination of his employment).


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

Item 9.01         Financial Statements and Exhibits.

                  (a)      Financial Statements of Businesses Acquired: None

                  (b)      Pro Forma Financial Information: None

                  (c)      Exhibits:

                           99.1     Third   Amended  and   Restated   Employment
                                    Agreement, dated April 18, 2006, between the
                                    Company and Timothy J. Roach.

                           99.2 Description of the Company's Severance Agreements contained in the Company's Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TII NETWORK TECHNOLOGIES, INC.


Date: April 21, 2006                By: /s/ Kenneth A. Paladino
                                        ----------------------------------------
                                        Kenneth A. Paladino,
                                        Vice President-Finance, Treasurer and
                                        Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number

99.1 Third Amended and Restated Employment Agreement, dated April 18, 2006, between the Company and Timothy J. Roach.

99.2 Description of the Company's Severance Agreements contained in the Company's Current Report on Form 8-K dated (date of earliest event reported) October 14, 2005.